Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 14, 2009 in Amendment No. 10 to the Registration Statement (Form S-1 Registration No. 333-148151) and related Prospectus of Prometheus Laboratories Inc. to be filed with the Securities and Exchange Commission for the registration of its shares of common stock.

/s/ Ernst & Young LLP

San Diego, California

November 10, 2009